Exhibit 99.1

News Announcement

CONTACT:
Saul V. Reibstein	Joseph N. Jaffoni, Richard Land
Chief Financial Officer	JCIR
610/401-2049	212/835-8500 or penn@jcir.com

PENN NATIONAL GAMING ACQUIRES LEADING SOCIAL

CASINO GAME DEVELOPER, ROCKET GAMES, FOR

$60 MILLION IN ACCRETIVE TRANSACTION

WYOMISSING, PA and SAN FRANCISCO, CA (August 3, 2016) — Penn National Gaming, Inc. (PENN: Nasdaq) (“Penn National” or the “Company”) announced today that it acquired Rocket Games, Inc. (“Rocket”), a leading developer of social casino games, for approximately $60 million cash, subject to working capital and other adjustments, including potential earn-out payments for certain members of the Rocket Games management team.  The earn-out payments over the next two years will be based on a multiple of 6.25 times Rocket’s then-trailing twelve month earnings before interest, taxes, depreciation and amortization (“EBITDA”), subject to a cap of $110 million for the earn-out.  The transaction is expected to be immediately accretive to Penn National’s operating results.

Founded in 2013 by game developers Bill Gelpi (Chief Executive Officer) and Steven Jian (Chief Technology Officer), the management team was rounded out in 2014 by fellow Zynga veterans Niko Vuori (Chief Operating Officer) and Justin Cooper (Chief Content Officer).  Today Rocket has a team of over 30 employees based in its San Francisco office.  Rocket was recognized by industry experts Eilers & Krejcik Gaming as the fastest growing social casino company in 2015, growing by over 500% and reaching a top-15 position globally in the growing social casino gaming segment, partially based on its leadership position in the rapidly growing classic 3-reel mechanical slots genre (3RM).  Rocket generated approximately $5.6 million of operating EBITDA during the six month period ended June 30, 2016.

Rocket’s library of over 50 social casino games feature hits such as Viva Slots Las Vegas, Downtown Deluxe Slots, Triple Double Slots and Vegas Jackpot Casino, along with popular licensed titles such as Popeye Classic Slots.  Rocket’s social slot games are available on the iTunes App Store, the Google Play store, on Amazon and via Facebook.  Following the transaction Rocket will continue to be headquartered in San Francisco and its existing management team will continue to run day-to-day operations.

Penn National Gaming President and CEO, Timothy J. Wilmott, commented, “Penn National’s accretive acquisition of Rocket highlights our ongoing strategic initiative to acquire emerging growth platforms that complement, and allow us to leverage, our core regional gaming operations and database of over three million active customers.

“Since the separation of our gaming assets from our real estate assets in 2013 we have been highly focused on a broad range of growth and diversification initiatives.  Launched last year, Penn National’s Hollywoodcasino.com and Hollywoodslots.com social casino offerings have been very well received by players, are profitable and serve as effective customer acquisition tools for our operations.  Based on our internal analysis, a significant segment of Penn National’s database customers actively participate in social and online gaming, and we believe there are meaningful operating and revenue synergies between Penn National’s operations, our Hollywoodcasino.com and Hollywoodslots.com social casino offerings and Rocket’s operations that will drive near- and long-term growth for our shareholders.”

Chris Sheffield, Senior Vice President and Managing Director of i-Gaming at Penn National Gaming, added, “We are excited to acquire a best-in-class social casino game developer in a transaction that greatly expands our in-house capabilities and further diversifies our portfolio of leading gaming entertainment assets.  Rocket’s growth and industry and consumer acclaim over the past 12 months is impressive given their lack of funding from outside investors or access to the resources and experience of an established casino operator.

“Rocket’s flagship game ‘Viva Slots Vegas’ is mobile casino gaming’s ‘classic slots’ leader, having attracted a growing audience of over 200,000 average daily active players, and we believe Rocket provides Penn National with an effective platform to further cross promote our already successful social and online operations as well as our existing portfolio of regional gaming properties.

“Our internal research confirms that social and online gaming is highly complementary to our core regional gaming operations and a key component of our gaming entertainment offerings whose importance grows each day.  This acquisition will provide a highly accomplished team, content and platform to rapidly grow our footprint in this space and engage with our customers, building loyalty and retention while serving as a significant channel for new customer acquisition.”

Bill Gelpi, Chief Executive Officer of Rocket, added, “The entire Rocket team is delighted to join the Penn National family and leverage their expertise and nationwide reach to take our game development capabilities and company growth to the next level.  Social and online gaming is an extremely attractive segment of mobile and online gaming, and tying our innovative gaming expertise to a traditional casino operator with a qualified database of customers will create unmatched opportunities for both Rocket Games and Penn National.”

About Penn National Gaming

Penn National Gaming owns, operates or has ownership interests in gaming and racing facilities and video gaming terminal operations with a focus on slot machine entertainment.  At June 30, 2016, the Company operated twenty-seven facilities in seventeen jurisdictions, including Florida, Illinois, Indiana, Kansas, Maine, Massachusetts, Maryland, Mississippi, Missouri, Nevada, New Jersey, New Mexico, Ohio, Pennsylvania, Texas, West Virginia, and Ontario.  At June 30, 2016, in aggregate, Penn National Gaming operated approximately 33,400 gaming machines, 800 table games and 4,600 hotel rooms.

Penn Interactive Ventures (PIV) is the interactive division of Penn National Gaming operating out the Company’s offices in Conshohocken, a suburb of Philadelphia.  The business markets and supports a portfolio of innovative iGaming products including www.hollywoodcasino.com (online and mobile free slot games provided by Scientific Games), HollywoodSlots.com (Mobile and Facebook social free casino apps developed by OpenWager) and Hollywoodraces.com (an advance deposit wagering platform provided by Sportech PLC).

About Rocket Games

Developing for online, social and mobile markets, Rocket Games is a social casino game developer operating primarily in the North American market. The company, founded in 2013, is based out of San Francisco and operates a portfolio of over 50 slots titles. With more than 800,000 daily active players, Rocket Games is one of the largest independent social casino game developers in the world. For further information visit http://rocketgames.com or http://vivaslots.com or Twitter: @rocketgames

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “seeks,” “may,” “will,” “should” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties, including future plans, strategies, performance, developments, acquisitions, capital expenditures, and operating results.  Actual results may vary materially from expectations.  These forward looking statements are inherently subject to risks, uncertainties and assumptions about Penn National Gaming and its subsidiaries, including risks related to the continued profitability of Rocket and our other social gaming endeavors, the retention of certain key employees, cyber security, data privacy, intellectual property rights, and legal and regulatory challenges, and, accordingly, any forward looking statements are qualified in their entirety by reference to the factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the United States Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release may not occur.

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